UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2018

Recall Studios, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55353	26-4330545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5550 Glades Road, Suite 500 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code: (561) 826-9307

115 Broadway, 12th Floor

New York, NY 10010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 1.01 Entry Into a Material Definitive Agreement.

The disclosure under Item 5.02 below is incorporated by reference into this Item 1.01 to the extent that such Item 5.02 describes the entrance into the Amendment, as such term is defined below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, Alex Bafer, the chief executive officer, chief financial officer and chairman of the board of Recall Studios, Inc. (the “Company”) resigned from all of his positions with the Company effective immediately. Mr. Bafer’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather, for personal reasons. A copy of the resignation letter sent via email from Mr. Bafer to the Company dated January 17, 2018, is filed herewith as Exhibit 17.1.

On January 17, 2018, Frank M. Esposito, the Company’s current Chief Legal Officer, member of the Company’s board of directors and secretary of the Company’s board of directors, agreed to serve as the Company’s Interim Chief Executive Officer. Mr. Esposito assumed his new role as Chief Executive Officer effective January 17, 2018, and is expected to serve until he completes a search and the Company appoints a new Chief Executive Officer.

Mr. Esposito, age 45, has served as the Company’s Chief Legal Officer since July of 2014 and as a member of the Company’s board of directors since February of 2017. Mr. Esposito’s biographical information is incorporated by reference herein to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on April 10, 2017.

There are no family relationships between Mr. Esposito and any of our other officers and directors.

In connection with Mr. Esposito’s appointment as Interim Chief Executive Officer of the Company, on January 15, 2018, Esposito, PLLC (“Esposito Partners”) and the Company entered into a letter agreement amending (the “Amendment”) the letter agreement (the “Letter Agreement”) dated June 29, 2016 between the Company and Esposito Partners, pursuant to which the Company engaged Esposito Partners to provide legal services to the Company. The Letter Agreement also provided that Frank Esposito, who is the Managing Member of Esposito Partners, would serve as the Chief Legal Officer, a member of the Company’s board of directors and as secretary of the Company’s board of directors. A copy of the Letter Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2016, and is incorporated by reference herein.

Pursuant to the Amendment, the parties memorialized their agreement regarding the continued engagement by the Company of Esposito Partners under the Letter Agreement. Further pursuant to the Amendment, it was agreed that Mr. Esposito would serve as the Interim Chief Executive Officer of the Company until such time as a suitable replacement is found for Mr.Bafer. Further, in the Letter Agreement it was agreed that Esposito Partners would be paid a non-refundable retainer for Mr. Esposito’s performance of services for the Company (the “Compensation”). To date, the Company has paid $25,000 of the Compensation due to Mr. Esposito under the Letter Agreement and still owes $65,000 (the “Amount Owed”) under the Letter Agreement. Pursuant to the Amendment, in consideration of Mr. Esposito assuming the role of Interim Chief Executive Officer, Esposito Partners agreed not to seek any compensation beyond that already agreed to between the Company and Esposito Partners, and further Esposito Partners agreed to defer any collection of the Amount Owed provided that the Company remits a payment of $10,000 to Esposito Partners upon the execution of the Amendment as a reduction of amounts outstanding.

The foregoing descriptions of the Letter Agreement and Amendment are qualified in their entirety by reference to the full text of the Letter Agreement and Amendment, copies of which are included herein as Exhibit 10.1 and 10.2 respectively and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
17.1	Copy of resignation letter date January 17, 2018*

10.1

Letter Agreement with Esposito Partners dated June 29, 2016. (Incorporated by reference herein to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2016).

10.2	Amendment to Letter Agreement with Esposito Partners dated January 15, 2018.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: January 19 2018	By:	/s/ Frank Esposito
	Name:	Frank Esposito
	Title:	Interim Chief Executive Officer